Exhibit 34.1.3

Report of Independent Registered Public Accounting Firm

The Board of Directors

Citibank, N.A.:

We have examined management’s assessment, included in the accompanying Management Assessment of Compliance with Applicable Servicing Criteria, that CitiBank, N.A. (the Custodian) complied with the servicing criteria set forth in Item 1122(d)(1)(i), 1122(d)(1)(iv), 1122(d)(4)(i) and 1122(d)(4)(ii) set forth in Item 1122(d) of the Securities and Exchange Commission’s Regulation AB in connection with the servicing of residential mortgage loans (other than loans held for its own portfolio) for which the Custodian performs a particular servicing function pursuant to a custodial agreement covering transactions that are serviced on the WinCMSS platform  (the “Platform”), as of and for the year ended December 31, 2008. Management is responsible for the Custodian’s compliance with those servicing criteria. Our responsibility is to express an opinion on management’s assessment about the Custodian’s compliance based on our examination.

Our examination was conducted in accordance with the standards of the Public Company Accounting Oversight Board (United States) and, accordingly, included examining, on a test basis, evidence about the Custodian’s compliance with the servicing criteria specified above and performing such other procedures as we considered necessary in the circumstances. Our examination included testing selected asset-backed transactions and securities that comprise the Platform, testing selected servicing activities related to the Platform, and determining whether the Custodian processed those selected transactions and performed those selected activities in compliance with the servicing criteria. Furthermore, our procedures were limited to the selected transactions and servicing activities performed by the Custodian during the period covered by this report. Our procedures were not designed to determine whether errors may have occurred either prior to or subsequent to our tests that may have affected the balances or amounts calculated or reported by the Custodian during the period covered by this report for the selected transactions or any other transactions. We believe that our examination provides a reasonable basis for our opinion. Our examination does not provide a legal determination on the Custodian’s compliance with the servicing criteria.

In our opinion, management’s assessment that the Custodian complied with the aforementioned servicing criteria as of and for the year ended December 31, 2008 is fairly stated, in all material respects.

/s/ KPMG LLP
St. Louis, Missouri
February 20, 2009

Management Assessment of Compliance with Applicable Servicing Criteria

1.
Citibank, N.A., (the “Custodian”) is responsible for assessing compliance with the servicing criteria applicable to it under paragraph (d) of Item 1122 of Regulation AB, as set forth in Exhibit A hereto, in connection with the servicing of residential mortgage loans (other than loans held for its own portfolio) for which the Custodian performs a particular servicing function pursuant to a custodial agreement covering transactions that are serviced on the WinCMSS platform as of and for the year ending December 31, 2008;

2.
Except as set forth in paragraph 3 below, the Custodian used the criteria set forth in paragraph (d) of Item 1122 of Regulation AB to assess the compliance with the applicable servicing criteria as of and for the year ending December 31, 2008;

3.	The criteria listed as Inapplicable Servicing Criteria on Exhibit A hereto are inapplicable to the Custodian based on the activities it performs with respect to asset-backed securities transactions;

4.	The Custodian has complied, in all material respects, with the applicable servicing criteria as of and for the year ending December 31, 2008;

5.
KPMG LLP, a registered public accounting firm, has issued an attestation report on the Custodian’s assessment of compliance with the applicable servicing criteria as of and for the year ending December 31, 2008.

February 20, 2009

By:	/s/ Herb Gover
Name:	Herb Gover
Title:	Vice President, Citibank, N.A.
Senior Officer in Charge Of Servicing

Exhibit A – Citibank, N.A. Custody Platform

SERVICING CRITERIA		APPLICABLE SERVICING CRITERIA		INAPPLICABLE SERVICING CRITERIA
Reference	Criteria	Performed Directly by Citibank, N.A.	Performed by Vendor(s) for which Citibank, N.A. is the Responsible Party	Performed by subservicer(s) or vendor(s) for which Citibank, N.A. is NOT the Responsible Party[1]	NOT performed by Citibank, N.A. or by subservicer(s) or vendor(s) retained by Citibank, N.A.[2]
General Servicing Considerations
1122(d)(1)(i)	Policies and procedures are instituted to monitor any performance or other triggers and events of default in accordance with the transaction agreements.	X
1122(d)(1)(ii)	If any material servicing activities are outsourced to third parties, policies and procedures are instituted to monitor the third party’s performance and compliance with such servicing activities.				X
1122(d)(1)(iii)	Any requirements in the transaction agreements to maintain a back-up servicer for the loans are maintained.				X
1122(d)(1)(iv)
A fidelity bond and errors and omissions policy is in effect on the party participating in the servicing function throughout the reporting period in the amount of coverage required by and otherwise in accordance with the terms of the transaction agreements.
X
Cash Collection and Administration
1122(d)(2)(i)
Payments on loans are deposited into the appropriate custodial bank accounts and related bank clearing accounts no more than two business days following receipt, or such other number of days specified in the transaction agreements.
X
1122(d)(2)(ii)	Disbursements made via wire transfer on behalf of an obligor or to an investor are made only by authorized personnel.				X
1122(d)(2)(iii)
Advances of funds or guarantees regarding collections, cash flows or distributions, and any interest or other fees charged for such advances, are made, reviewed and approved as specified in the transaction agreements.
X
1122(d)(2)(iv)
The related accounts for the transaction, such as cash reserve accounts or accounts established as a form of overcollateralization, are separately maintained (e.g., with respect to commingling of cash) as set forth in the transaction agreements.
X
___________________
[1]	Check only those criteria which are performed by subservicer(s) or vendor(s) retained by Citibank.

[2]	Check only those criteria which Citibank does NOT (i) perform directly, (ii) take responsibility for the performance of by a Vendor, or (iii) retain subservicer(s) or vendor(s) to perform.

SERVICING CRITERIA		APPLICABLE SERVICING CRITERIA		INAPPLICABLE SERVICING CRITERIA
Reference	Criteria	Performed Directly by Citibank, N.A.	Performed by Vendor(s) for which Citibank, N.A. is the Responsible Party	Performed by subservicer(s) or vendor(s) for which Citibank, N.A. is NOT the Responsible Party[1]	NOT performed by Citibank, N.A. or by subservicer(s) or vendor(s) retained by Citibank, N.A.[2]
1122(d)(2)(v)
Each custodial account is maintained at a federally insured depository institution as set forth in the transaction agreements. For purposes of this criterion, “federally insured depository institution” with respect to a foreign financial institution means a foreign financial institution that meets the requirements of Rule 13k-1(b)(1) of the Securities Exchange Act.
X
1122(d)(2)(vi)	Unissued checks are safeguarded so as to prevent unauthorized access.				X
1122(d)(2)(vii)
Reconciliations are prepared on a monthly basis for all asset-backed securities related bank accounts, including custodial accounts and related bank clearing accounts. These reconciliations are (A) mathematically accurate; (B) prepared within 30 calendar days after the bank statement cutoff date, or such other number of days specified in the transaction agreements; (C) reviewed and approved by someone other than the person who prepared the reconciliation; and (D) contain explanations for reconciling items. These reconciling items are resolved within 90 calendar days of their original identification, or such other number of days specified in the transaction agreements.
X
Investor Remittances and Reporting
1122(d)(3)(i)
Reports to investors, including those to be filed with the Commission, are maintained in accordance with the transaction agreements and applicable Commission requirements. Specifically, such reports (A) are prepared in accordance with timeframes and other terms set forth in the transaction agreements; (B) provide information calculated in accordance with the terms specified in the transaction agreements; (C) are filed with the Commission as required by its rules and regulations; and (D) agree with investors’ or the trustee’s records as to the total unpaid principal balance and number of loans serviced by the Servicer.
X
1122(d)(3)(ii)	Amounts due to investors are allocated and remitted in accordance with timeframes, distribution priority and other terms set forth in the transaction agreements.				X
1122(d)(3)(iii)	Disbursements made to an investor are posted within two business days to the Servicer’s investor records, or such other number of days specified in the transaction agreements.				X
1122(d)(3)(iv)	Amounts remitted to investors per the investor reports agree with cancelled checks, or other form of payment, or custodial bank statements.				X
Pool Asset Administration
1122(d)(4)(i)	Collateral or security on loans is maintained as required by the transaction agreements or related mortgage loan documents.	X

SERVICING CRITERIA		APPLICABLE SERVICING CRITERIA		INAPPLICABLE SERVICING CRITERIA
Reference	Criteria	Performed Directly by Citibank, N.A.	Performed by Vendor(s) for which Citibank, N.A. is the Responsible Party	Performed by subservicer(s) or vendor(s) for which Citibank, N.A. is NOT the Responsible Party[1]	NOT performed by Citibank, N.A. or by subservicer(s) or vendor(s) retained by Citibank, N.A.[2]
1122(d)(4)(ii)	Loans and related documents are safeguarded as required by the transaction agreements	X
1122(d)(4)(iii)	Any additions, removals or substitutions to the asset pool are made, reviewed and approved in accordance with any conditions or requirements in the transaction agreements.				X
1122(d)(4)(iv)
Payments on loans, including any payoffs, made in accordance with the related loan documents are posted to the Servicer’s obligor records maintained no more than two business days after receipt, or such other number of days specified in the transaction agreements, and allocated to principal, interest or other items (e.g., escrow) in accordance with the related loan documents.
X
1122(d)(4)(v)	The Servicer’s records regarding the loans agree with the Servicer’s records with respect to an obligor’s unpaid principal balance.				X
1122(d)(4)(vi)
Changes with respect to the terms or status of an obligor's loans (e.g., loan modifications or re-agings) are made, reviewed and approved by authorized personnel in accordance with the transaction agreements and related pool asset documents.
X
1122(d)(4)(vii)
Loss mitigation or recovery actions (e.g., forbearance plans, modifications and deeds in lieu of foreclosure, foreclosures and repossessions, as applicable) are initiated, conducted and concluded in accordance with the timeframes or other requirements established by the transaction agreements.
X
1122(d)(4)(viii)
Records documenting collection efforts are maintained during the period a loan is delinquent in accordance with the transaction agreements. Such records are maintained on at least a monthly basis, or such other period specified in the transaction agreements, and describe the entity’s activities in monitoring delinquent loans including, for example, phone calls, letters and payment rescheduling plans in cases where delinquency is deemed temporary (e.g., illness or unemployment).
X
1122(d)(4)(ix)	Adjustments to interest rates or rates of return for loans with variable rates are computed based on the related loan documents.				X
1122(d)(4)(x)
Regarding any funds held in trust for an obligor (such as escrow accounts): (A) such funds are analyzed, in accordance with the obligor’s loan documents, on at least an annual basis, or such other period specified in the transaction agreements; (B) interest on such funds is paid, or credited, to obligors in accordance with applicable loan documents and state laws; and (C) such funds are returned to the obligor within 30 calendar days of full repayment of the related loans, or such other number of days specified in the transaction agreements.
X

SERVICING CRITERIA		APPLICABLE SERVICING CRITERIA		INAPPLICABLE SERVICING CRITERIA
Reference	Criteria	Performed Directly by Citibank, N.A.	Performed by Vendor(s) for which Citibank, N.A. is the Responsible Party	Performed by subservicer(s) or vendor(s) for which Citibank, N.A. is NOT the Responsible Party[1]	NOT performed by Citibank, N.A. or by subservicer(s) or vendor(s) retained by Citibank, N.A.[2]
1122(d)(4)(xi)
Payments made on behalf of an obligor (such as tax or insurance payments) are made on or before the related penalty or expiration dates, as indicated on the appropriate bills or notices for such payments, provided that such support has been received by the Servicer at least 30 calendar days prior to these dates, or such other number of days specified in the transaction agreements.
X
1122(d)(4)(xii)
Any late payment penalties in connection with any payment to be made on behalf of an obligor are paid from the Servicer’s funds and not charged to the obligor, unless the late payment was due to the obligor’s error or omission.
X
1122(d)(4)(xiii)
Disbursements made on behalf of an obligor are posted within two business days to the obligor’s records maintained by the Servicer, or such other number of days specified in the transaction agreements.
X
1122(d)(4)(xiv)	Delinquencies, charge-offs and uncollectible accounts are recognized and recorded in accordance with the transaction agreements.				X
1122(d)(4)(xv)	Any external enhancement or other support, identified in Item 1114(a)(1) through (3) or Item 1115 of Regulation AB, is maintained as set forth in the transaction agreements.				X